Exhibit 31.1

CERTIFICATIONS

I, Thomas R. Brown, certify that:

1. I have reviewed this annual report on Form 10-K/A of American Technology Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 29, 2007

/s/ Thomas R. Brown
Thomas R. Brown,
President and Chief Executive Officer
and Interim Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)